UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2017

RACKWISE, INC.
(Name of registrant in its charter)

Nevada	000-54519	27-0997534
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1610 Wynkoop St # 400,
Denver, CO 80202
 (Address of principal executive offices)

(888) 818-2385
 (Registrant's telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2017, Rackwise Funding II, LLC, Black Diamond Holdings LLC, Rackwise Funding LLC, Black Diamond Financial Group Inc. and Triple R-F, LLC, holders of more than 75% of the outstanding common stock of Rackwise, Inc. (the “Company”), removed John Kyees as a member of the Company’s board of directors in accordance with Section 3.3 of the Bylaws.

Item 8.01.  Other Events

On April 14, 2017, the Company filed a complaint against Guy Archbold, the Company’s former president and chief executive officer, in federal district court for the Eastern District of California.  The complaint alleges claims against Mr. Archbold for conversion of Company property, fraud, breach of fiduciary duty and tortious interference with prospective advantage and seeks compensatory damages among other prayers for relief.

On April 14, 2017, Guy Archbold filed a Current Report on Form 8-K on behalf of the Company.  Mr. Archbold is not authorized to act on behalf of the Company nor file any reports with the Securities and Exchange Commission on behalf of the Company.  The appointment of directors referenced in this report is not effective and is not supported by the overwhelming majority of the shareholders.  The shareholders and secured creditors are trying to resolve this situation, but if they are unable to do so, the secured creditors intend to foreclose on the assets of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

DATE: April 18, 2017	By:	/s/ Patrick Imeson
Patrick Imeson Interim Chief Restructuring Officer